Exhibit 99.1

Natural Resource Partners L.P.

1415 Louisiana St., Suite 3325, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P. Reports First Quarter 2024 Results and Declares First Quarter 2024 Distribution of $0.75 per Common Unit

HOUSTON, May 7, 2024 - Natural Resource Partners L.P. (NYSE:NRP) today reported first quarter 2024 results as follows:

	For the Three Months Ended	Last Twelve Months Ended
(In thousands) (Unaudited)	March 31, 2024
Net income	$56,213	$255,373
Operating cash flow	71,499	309,577
Free cash flow (1)	72,146	312,081

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Highlights:

• Generated $72.1 million of free cash flow in the first quarter of 2024

• Repurchased 1.2 million warrants with $55.7 million in cash and 198,767 common units

• Increased credit facility borrowing capacity $45 million from $155 million to $200 million

• Paid fourth quarter 2023 common unit distribution of $0.75 per unit

• Paid special distribution of $2.44 per common unit to help cover unitholder tax liabilities associated with owning NRP common units in 2023

• In April, repurchased 0.3 million warrants with $10.0 million in cash and 89,059 common units; Zero warrants remain outstanding

"NRP generated $72 million of free cash flow in the first quarter of 2024 and $312 million of free cash flow over the last twelve months," said Craig Nunez, NRP's president and chief operating officer. "NRP has generated more free cash flow over the last two years than during any comparable period in the history of the Partnership. This performance has allowed us to make considerable progress toward our goal of eliminating all our financial obligations. The sum of debt and preferred equity outstanding is down to approximately $260 million, the Partnership is warrant free, and our financial position is solid and improving. While we expect lower prices for coal and soda ash to drive our free cash flow in the coming quarters below the record levels realized in recent years, we expect to continue making steady progress paying down debt and preferred equity. We continue to believe eliminating all our obligations while maintaining common unit distributions to help cover unitholder tax liabilities is the right strategy to maximize intrinsic value and maximize unitholder returns.”

NRP announced today that the board of directors of its general partner declared a first quarter 2024 cash distribution of $0.75 per common unit to be paid on May 28, 2024, to unitholders of record on May 21, 2024. In addition, the board declared a $2.15 million cash distribution on NRP's outstanding preferred units. Future distributions on NRP's common and preferred units will be determined on a quarterly basis by the board of directors. The board of directors considers numerous factors each quarter in determining cash distributions including profitability, cash flow, debt service obligations, market conditions and outlook, estimated unitholder income tax liability, and the level of cash reserves that the board determines is necessary for future operating and capital needs.

Segment Performance

Mineral Rights

Mineral Rights net income, operating cash flow, and free cash flow for the first quarter of 2024 decreased $8.2 million, $4.1 million, and $4.1 million, respectively, as compared to the prior year period. These decreases were primarily due to lower metallurgical coal prices as compared to the prior year period. Approximately 75% of coal royalty revenues and approximately 50% of coal royalty sales volumes were derived from metallurgical coal in the first quarter of 2024.

Metallurgical and thermal coal prices declined during the first quarter of 2024, significantly lower than the highs seen in 2022, but above historical norms. NRP expects continued price volatility as global softening in steel demand impacts metallurgical prices, and mild weather, high inventory levels, low natural gas prices, and scheduled shutdowns of thermal coal plants should weaken demand for thermal coal. However, limitations on operators' ability to increase production due to limited access to capital, labor shortages, and inflationary pressures should provide some price support for metallurgical and thermal coal for the foreseeable future.

NRP continues to explore carbon neutral revenue opportunities across its large asset portfolio, including the sequestration of carbon dioxide underground and in standing forests, the generation of electricity using geothermal, solar, and wind energy, and lithium production. While the timing and likelihood of additional cash flows from these activities is uncertain, NRP believes its large ownership footprint throughout the United States provides additional opportunities to create value in this regard with minimal capital investment by NRP.

Soda Ash

Soda Ash net income in the first quarter of 2024 decreased $13.7 million as compared to the prior year period due to lower sales prices and volumes primarily driven by new supply from China. Operating cash flow and free cash flow in the first quarter of 2024 improved $3.5 million as compared to the prior year period due to a higher cash distribution received from Sisecam Wyoming in the first quarter of 2024 relating to results in the fourth quarter of 2023.

Global soda ash prices were significantly lower in the first quarter of 2024 as compared to the prior year period primarily due to new supply from China. NRP believes lower international prices will persist throughout the remainder of the year and into next year as the market contends with slower global growth and absorbs the additional supply.

Corporate and Financing

In the first quarter of 2024 Corporate and Financing costs increased $1.1 million and operating cash flow and free cash flow decreased $0.8 million as compared to the prior year period primarily due to higher interest expense and cash paid for interest in the first quarter of 2024 due to increased borrowings outstanding on the credit facility used for warrant settlements.

NRP repurchased 1.2 million warrants for $55.7 million in cash and 198,767 common units during the first quarter of 2024. In April of 2024, NRP repurchased the remainder of the outstanding 0.3 million warrants for $10.0 million in cash and 89,059 common units. NRP has now retired all 4.0 million of its previously issued warrants.

In February 2024, NRP declared and paid a fourth quarter 2023 cash distribution of $0.75 per common unit and a $2.15 million cash distribution on its preferred units. In March 2024, NRP declared and paid a special distribution of $2.44 per common unit to help cover the tax liability associated with owning NRP units in 2023. Today, NRP declared a first quarter 2024 cash distribution of $0.75 per common unit and a $2.15 million cash distribution on its outstanding preferred units.

NRP increased its revolving credit facility borrowing capacity by $45 million to $200 million in the first quarter of 2024. NRP's available liquidity was $64.8 million at March 31, 2024, consisting of $11.0 million of cash and $53.8 million of borrowing capacity available under its revolving credit facility.

NRP's consolidated leverage ratio was 0.6x at March 31, 2024.

Conference Call

A conference call will be held today at 9:00 a.m. ET. To register for the conference call, please use this link: https://registrations.events/direct/Q4I890960. After registering a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, however, to ensure you are connected for the full conference call we suggest registering at minimum 10 minutes prior to the start of the call. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relations section of NRP’s website.

Withholding Information for Foreign Investors

Concurrent with this announcement, we are providing qualified notice to brokers and nominees that hold NRP units on behalf of non-U.S. investors under Treasury Regulation Section 1.1446-4(b) and (d) and Treasury Regulation Section 1.1446(f)-4(c)(2)(iii). Brokers and nominees should treat one hundred percent (100%) of NRP's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. In addition, brokers and nominees should treat one hundred percent (100%) of the distribution as being in excess of cumulative net income for purposes of determining the amount to withhold. Accordingly, NRP's distributions to non-U.S. investors are subject to federal income tax withholding at a rate equal to the sum of the highest applicable rate plus ten percent (10%).

Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of properties in the United States including coal, industrial minerals and other natural resources, as well as rights to conduct carbon sequestration and renewable energy activities. NRP also owns an equity investment in Sisecam Wyoming LLC, one of the world’s lowest-cost producers of soda ash.

For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These risks include, among other things, statements regarding: future distributions on the Partnership’s common and preferred units; the Partnership's business strategy; its liquidity and access to capital and financing sources; its financial strategy; prices of and demand for coal, trona and soda ash, and other natural resources; estimated revenues, expenses and results of operations; projected future performance by the Partnership's lessees; Sisecam Wyoming LLC’s trona mining and soda ash refinery operations; distributions from the soda ash joint venture; the impact of governmental policies, laws and regulations, as well as regulatory and legal proceedings involving the Partnership, and of scheduled or potential regulatory or legal changes; global and U.S. economic conditions; and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) less equity earnings from unconsolidated investment; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.

“Distributable cash flow” or "DCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities plus distributions from unconsolidated investment in excess of cumulative earnings, proceeds from asset sales and disposals, including sales of discontinued operations, and return of long-term contract receivable; less maintenance capital expenditures. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. In addition, distributable cash flow is not calculated or presented on the same basis as distributable cash flow as defined in our partnership agreement, which is used as a metric to determine whether we are able to increase quarterly distributions to our common unitholders. Distributable cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivable; less maintenance and expansion capital expenditures and cash flow used in acquisition costs classified as investing or financing activities. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

"Leverage ratio" represents the outstanding principal of NRP's debt at the end of the period divided by the last twelve months' Adjusted EBITDA as defined above. NRP believes that leverage ratio is a useful measure to management and investors to evaluate and monitor the indebtedness of NRP relative to its ability to generate income to service such debt and in understanding trends in NRP’s overall financial condition. Leverage ratio may not be calculated the same for NRP as for other companies and is not a substitute for, and should not be used in conjunction with, GAAP financial ratios.

-Financial Tables and Reconciliation of Non-GAAP Measures Follow-

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Comprehensive Income

	For the Three Months Ended
	March 31,		December 31,
(In thousands, except per unit data)	2024	2023	2023
Revenues and other income
Royalty and other mineral rights	$67,372	$76,271	$72,922
Transportation and processing services	3,427	3,598	3,476
Equity in earnings of Sisecam Wyoming	5,450	19,254	14,764
Gain on asset sales and disposals	165	96	2,001
Total revenues and other income	$76,414	$99,219	$93,163

Operating expenses
Operating and maintenance expenses	$5,733	$7,163	$8,864
Depreciation, depletion and amortization	4,654	4,083	6,020
General and administrative expenses	6,327	5,845	8,954
Asset impairments	—	—	424
Total operating expenses	$16,714	$17,091	$24,262

Income from operations	$59,700	$82,128	$68,901

Interest expense, net	$(3,487)	$(2,853)	$(3,921)

Net income	$56,213	$79,275	$64,980
Less: income attributable to preferred unitholders	(2,150)	(6,661)	(2,151)
Less: redemption of preferred units	—	(16,228)	—
Net income attributable to common unitholders and the general partner	$54,063	$56,386	$62,829

Net income attributable to common unitholders	$52,982	$55,258	$61,572
Net income attributable to the general partner	1,081	1,128	1,257

Net income per common unit
Basic	$4.13	$4.40	$4.87
Diluted	3.83	3.44	4.31

Net income	$56,213	$79,275	$64,980
Comprehensive income (loss) from unconsolidated investment and other	845	(19,583)	(5,367)
Comprehensive income	$57,058	$59,692	$59,613

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Cash Flows

	For the Three Months Ended
	March 31,		December 31,
(In thousands)	2024	2023	2023
Cash flows from operating activities
Net income	$56,213	$79,275	$64,980
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	4,654	4,083	6,020
Distributions from unconsolidated investment	14,210	10,780	15,338
Equity earnings from unconsolidated investment	(5,450)	(19,254)	(14,764)
Gain on asset sales and disposals	(165)	(96)	(2,001)
Asset impairments	—	—	424
Bad debt expense	(813)	(610)	1,431
Unit-based compensation expense	2,964	2,491	3,007
Amortization of debt issuance costs and other	(749)	25	260
Change in operating assets and liabilities:
Accounts receivable	9,433	7,061	(4,254)
Accounts payable	629	(541)	(258)
Accrued liabilities	(8,225)	(8,805)	6,063
Accrued interest	412	263	(641)
Deferred revenue	1,028	(154)	1,480
Other items, net	(2,642)	(1,618)	701
Net cash provided by operating activities	$71,499	$72,900	$77,786

Cash flows from investing activities
Proceeds from asset sales and disposals	$165	$101	$2,002
Return of long-term contract receivable	647	598	633
Capital expenditures	—	(2)	—
Net cash provided by investing activities	$812	$697	$2,635

Cash flows from financing activities
Debt borrowings	$89,357	$94,200	$33,800
Debt repayments	(55,696)	(89,696)	(86,335)
Distributions to common unitholders and the general partner	(42,186)	(40,900)	(9,670)
Distributions to preferred unitholders	(2,150)	(8,086)	(2,150)
Redemption of preferred units	—	(47,499)	—
Warrant settlements	(55,689)	—	(22,481)
Other items, net	(6,946)	(3,052)	(7)
Net cash used in financing activities	$(73,310)	$(95,033)	$(86,843)

Net decrease in cash and cash equivalents	$(999)	$(21,436)	$(6,422)
Cash and cash equivalents at beginning of period	11,989	39,091	18,411
Cash and cash equivalents at end of period	$10,990	$17,655	$11,989

Supplemental cash flow information:
Cash paid for interest	$2,843	$2,474	$4,372

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Balance Sheets

	March 31,	December 31,
	2024	2023
(In thousands, except unit data)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$10,990	$11,989
Accounts receivable, net	33,874	41,086
Other current assets, net	3,494	2,218
Total current assets	$48,358	$55,293
Land	24,008	24,008
Mineral rights, net	390,176	394,483
Intangible assets, net	13,340	13,682
Equity in unconsolidated investment	268,634	276,549
Long-term contract receivable, net	25,632	26,321
Other long-term assets, net	8,034	7,540
Total assets	$778,182	$797,876
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$1,514	$885
Accrued liabilities	5,064	12,987
Accrued interest	995	584
Current portion of deferred revenue	5,635	4,599
Current portion of long-term debt, net	14,202	30,785
Total current liabilities	$27,410	$49,840
Deferred revenue	38,348	38,356
Long-term debt, net	174,595	124,273
Other non-current liabilities	6,305	7,172
Total liabilities	$246,658	$219,641
Commitments and contingencies
Class A Convertible Preferred Units (71,666 units issued and outstanding at March 31, 2024 and December 31, 2023 at $1,000 par value per unit; liquidation preference of $1,850 per unit at March 31, 2024 and December 31, 2023)	$47,181	$47,181
Partners’ capital
Common unitholders’ interest (12,960,064 and 12,634,642 units issued and outstanding at March 31, 2024 and December 31, 2023, respectively)	$474,095	$503,076
General partner’s interest	7,721	8,005
Warrant holders’ interest	4,804	23,095
Accumulated other comprehensive loss	(2,277)	(3,122)
Total partners’ capital	$484,343	$531,054
Total liabilities and partners' capital	$778,182	$797,876

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital

					Accumulated
					Other	Total
	Common Unitholders		General	Warrant	Comprehensive	Partners'
(In thousands)	Units	Amounts	Partner	Holders	Loss	Capital
Balance at December 31, 2023	12,635	$503,076	$8,005	$23,095	$(3,122)	$531,054
Net income (1)	—	55,089	1,124	—	—	56,213
Distributions to common unitholders and the general partner	—	(41,342)	(844)	—	—	(42,186)
Distributions to preferred unitholders	—	(2,107)	(43)	—	—	(2,150)
Issuance of unit-based awards	126	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	(3,971)	—	—	—	(3,971)
Capital contribution	—	—	227	—	—	227
Warrant settlements	199	(36,650)	(748)	(18,291)	—	(55,689)
Comprehensive income from unconsolidated investment and other	—	—	—	—	845	845
Balance at March 31, 2024	12,960	$474,095	$7,721	$4,804	$(2,277)	$484,343

(1)

Net income includes $2.15 million of income attributable to preferred unitholders that accumulated during the period, of which $2.11 million is allocated to the common unitholders and $0.04 million is allocated to the general partner.

					Accumulated
					Other	Total
	Common Unitholders		General	Warrant	Comprehensive	Partners'
(In thousands)	Units	Amounts	Partner	Holders	Income (Loss)	Capital
Balance at December 31, 2022	12,506	$404,799	$5,977	$47,964	$18,717	$477,457
Net income (1)	—	77,690	1,585	—	—	79,275
Redemption of preferred units	—	(15,904)	(324)	—	—	(16,228)
Distributions to common unitholders and the general partner	—	(40,082)	(818)	—	—	(40,900)
Distributions to preferred unitholders	—	(7,924)	(162)	—	—	(8,086)
Issuance of unit-based awards	129	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	(1,178)	—	—	—	(1,178)
Capital contribution	—	—	142	—	—	142
Comprehensive loss from unconsolidated investment and other	—	—	—	—	(19,583)	(19,583)
Balance at March 31, 2023	12,635	$417,401	$6,400	$47,964	$(866)	$470,899

(1)

Net income includes $6.66 million of income attributable to preferred unitholders that accumulated during the period, of which $6.53 million is allocated to the common unitholders and $0.13 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

The following table presents NRP's unaudited business results by segment for the three months ended March 31, 2024 and 2023 and December 31, 2023:

	Operating Segments
	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended March 31, 2024
Revenues	$70,799	$5,450	$—	$76,249
Gain on asset sales and disposals	165	—	—	165
Total revenues and other income	$70,964	$5,450	$—	$76,414
Asset impairments	$—	$—	$—	$—
Net income (loss)	$60,644	$5,388	$(9,819)	$56,213
Adjusted EBITDA (1)	$65,293	$14,148	$(6,327)	$73,114
Cash flow provided by (used in) continuing operations:
Operating activities	$69,749	$14,148	$(12,398)	$71,499
Investing activities	$812	$—	$—	$812
Financing activities	$(1,086)	$—	$(72,224)	$(73,310)
Distributable cash flow (1)	$70,561	$14,148	$(12,398)	$72,311
Free cash flow (1)	$70,396	$14,148	$(12,398)	$72,146

For the Three Months Ended March 31, 2023
Revenues	$79,869	$19,254	$—	$99,123
Gain on asset sales and disposals	96	—	—	96
Total revenues and other income	$79,965	$19,254	$—	$99,219
Asset impairments	$—	$—	$—	$—
Net income (loss)	$68,881	$19,096	$(8,702)	$79,275
Adjusted EBITDA (1)	$72,960	$10,622	$(5,845)	$77,737
Cash flow provided by (used in) continuing operations:
Operating activities	$73,858	$10,617	$(11,575)	$72,900
Investing activities	$699	$—	$(2)	$697
Financing activities	$(583)	$—	$(94,450)	$(95,033)
Distributable cash flow (1)	$74,557	$10,617	$(11,577)	$73,597
Free cash flow (1)	$74,456	$10,617	$(11,577)	$73,496

For the Three Months Ended December 31, 2023
Revenues	$76,398	$14,764	$—	$91,162
Gain on asset sales and disposals	2,001	—	—	2,001
Total revenues and other income	$78,399	$14,764	$—	$93,163
Asset impairments	$424	$—	$—	$424
Net income (loss)	$63,127	$14,732	$(12,879)	$64,980
Adjusted EBITDA (1)	$69,567	$15,306	$(8,954)	$75,919
Cash flow provided by (used in) continuing operations:
Operating activities	$70,147	$15,306	$(7,667)	$77,786
Investing activities	$2,635	$—	$—	$2,635
Financing activities	$—	$—	$(86,843)	$(86,843)
Distributable cash flow (1)	$72,782	$15,306	$(7,667)	$80,421
Free cash flow (1)	$70,780	$15,306	$(7,667)	$78,419

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Operating Statistics - Mineral Rights

	For the Three Months Ended
	March 31,		December 31,
(In thousands, except per ton data)	2024	2023	2023
Coal sales volumes (tons)
Appalachia
Northern	117	379	92
Central	3,714	3,609	3,537
Southern	570	582	654
Total Appalachia	4,401	4,570	4,283
Illinois Basin	2,033	1,310	2,637
Northern Powder River Basin	949	1,085	1,259
Gulf Coast	265	58	801
Total coal sales volumes	7,648	7,023	8,980

Coal royalty revenue per ton
Appalachia
Northern	$1.86	$9.86	$2.18
Central	8.08	9.92	9.12
Southern	11.58	14.94	14.04
Illinois Basin	2.56	3.57	3.57
Northern Powder River Basin	4.85	4.68	3.89
Gulf Coast	0.75	0.57	0.63
Combined average coal royalty revenue per ton	6.12	8.26	6.29

Coal royalty revenues
Appalachia
Northern	$218	$3,737	$201
Central	29,992	35,806	32,269
Southern	6,602	8,697	9,181
Total Appalachia	36,812	48,240	41,651
Illinois Basin	5,211	4,675	9,426
Northern Powder River Basin	4,599	5,075	4,898
Gulf Coast	200	33	508
Unadjusted coal royalty revenues	46,822	58,023	56,483
Coal royalty adjustment for minimum leases	(4)	—	1
Total coal royalty revenues	$46,818	$58,023	$56,484

Other revenues
Production lease minimum revenues	$924	$613	$1,297
Minimum lease straight-line revenues	4,171	4,503	5,975
Carbon neutral initiative revenues	2,161	2,118	55
Wheelage revenues	2,672	3,869	2,653
Property tax revenues	1,892	1,470	1,509
Coal overriding royalty revenues	1,169	188	1,010
Lease amendment revenues	702	851	748
Aggregates royalty revenues	772	753	701
Oil and gas royalty revenues	3,640	3,588	2,261
Other revenues	2,451	295	229
Total other revenues	$20,554	$18,248	$16,438
Royalty and other mineral rights	$67,372	$76,271	$72,922
Transportation and processing services revenues	3,427	3,598	3,476
Gain on asset sales and disposals	165	96	2,001
Total Mineral Rights segment revenues and other income	$70,964	$79,965	$78,399

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended March 31, 2024
Net income (loss)	$60,644	$5,388	$(9,819)	$56,213
Less: equity earnings from unconsolidated investment	—	(5,450)	—	(5,450)
Add: total distributions from unconsolidated investment	—	14,210	—	14,210
Add: interest expense, net	—	—	3,487	3,487
Add: depreciation, depletion and amortization	4,649	—	5	4,654
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$65,293	$14,148	$(6,327)	$73,114

For the Three Months Ended March 31, 2023
Net income (loss)	$68,881	$19,096	$(8,702)	$79,275
Less: equity earnings from unconsolidated investment	—	(19,254)	—	(19,254)
Add: total distributions from unconsolidated investment	—	10,780	—	10,780
Add: interest expense, net	—	—	2,853	2,853
Add: depreciation, depletion and amortization	4,079	—	4	4,083
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$72,960	$10,622	$(5,845)	$77,737

For the Three Months Ended December 31, 2023
Net income (loss)	$63,127	$14,732	$(12,879)	$64,980
Less: equity earnings from unconsolidated investment	—	(14,764)	—	(14,764)
Add: total distributions from unconsolidated investment	—	15,338	—	15,338
Add: interest expense, net	—	—	3,921	3,921
Add: depreciation, depletion and amortization	6,016	—	4	6,020
Add: asset impairments	424	—	—	424
Adjusted EBITDA	$69,567	$15,306	$(8,954)	$75,919

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended March 31, 2024
Net cash provided by (used in) operating activities	$69,749	$14,148	$(12,398)	$71,499
Add: proceeds from asset sales and disposals	165	—	—	165
Add: return of long-term contract receivable	647	—	—	647
Less: maintenance capital expenditures	—	—	—	—
Distributable cash flow	$70,561	$14,148	$(12,398)	$72,311
Less: proceeds from asset sales and disposals	(165)	—	—	(165)
Free cash flow	$70,396	$14,148	$(12,398)	$72,146

Net cash provided by investing activities	$812	$—	$—	$812
Net cash used in financing activities	$(1,086)	$—	$(72,224)	$(73,310)

For the Three Months Ended March 31, 2023
Net cash provided by (used in) operating activities	$73,858	$10,617	$(11,575)	$72,900
Add: proceeds from asset sales and disposals	101	—	—	101
Add: return of long-term contract receivable	598	—	—	598
Less: maintenance capital expenditures	—	—	(2)	(2)
Distributable cash flow	$74,557	$10,617	$(11,577)	$73,597
Less: proceeds from asset sales and disposals	(101)	—	—	(101)
Free cash flow	$74,456	$10,617	$(11,577)	$73,496

Net cash provided by (used in) investing activities	$699	$—	$(2)	$697
Net cash used in financing activities	$(583)	$—	$(94,450)	$(95,033)

For the Three Months Ended December 31, 2023
Net cash provided by (used in) operating activities	$70,147	$15,306	$(7,667)	$77,786
Add: proceeds from asset sales and disposals	2,002	—	—	2,002
Add: return of long-term contract receivable	633	—	—	633
Less: maintenance capital expenditures	—	—	—	—
Distributable cash flow	$72,782	$15,306	$(7,667)	$80,421
Less: proceeds from asset sales and disposals	(2,002)	—	—	(2,002)
Free cash flow	$70,780	$15,306	$(7,667)	$78,419

Net cash provided by investing activities	$2,635	$—	$—	$2,635
Net cash used in financing activities	$—	$—	$(86,843)	$(86,843)

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Last Twelve Months (LTM) Free Cash Flow

	For the Three Months Ended
(In thousands)	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	Last 12 Months
Net cash provided by operating activities	$81,350	$78,942	$77,786	$71,499	$309,577
Add: proceeds from asset sales and disposals	5	855	2,002	165	3,027
Add: return of long-term contract receivable	610	622	633	647	2,512
Less: maintenance capital expenditures	(8)	—	—	—	(8)
Distributable cash flow	$81,957	$80,419	$80,421	$72,311	$315,108
Less: proceeds from asset sales and disposals	(5)	(855)	(2,002)	(165)	(3,027)
Free cash flow	$81,952	$79,564	$78,419	$72,146	$312,081

Leverage Ratio

	For the Three Months Ended
(In thousands)	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	Last 12 Months
Net income	$70,334	$63,846	$64,980	$56,213	$255,373
Less: equity earnings from unconsolidated investment	(26,978)	(12,401)	(14,764)	(5,450)	(59,593)
Add: total distributions from unconsolidated investment	32,350	23,010	15,338	14,210	84,908
Add: interest expense, net	3,492	3,837	3,921	3,487	14,737
Add: depreciation, depletion and amortization	3,792	4,594	6,020	4,654	19,060
Add: asset impairments	69	63	424	—	556
Adjusted EBITDA	$83,059	$82,949	$75,919	$73,114	$315,041

Debt—at March 31, 2024					$189,185

Leverage Ratio					0.6 x

	For the Three Months Ended
(In thousands)	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	Last 12 Months
Net income	$66,820	$74,555	$63,218	$79,275	$283,868
Less: equity earnings from unconsolidated investment	(14,643)	(14,556)	(15,759)	(19,254)	(64,212)
Add: total distributions from unconsolidated investment	10,486	10,339	10,780	10,780	42,385
Add: interest expense, net	8,108	5,141	3,638	2,853	19,740
Add: loss on extinguishment of debt	4,048	2,484	3,933	—	10,465
Add: depreciation, depletion and amortization	5,847	6,850	5,954	4,083	22,734
Add: asset impairments	43	812	3,583	—	4,438
Adjusted EBITDA	$80,709	$85,625	$75,347	$77,737	$319,418

Debt—at March 31, 2023					$173,591

Leverage Ratio					0.5 x

-end-